UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2010

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2010, the Company held its Annual Meeting of the Shareholders (the “Annual Meeting”) in Minneapolis, Minnesota. At the Annual Meeting, the Company’s shareholders approved two proposals based on the votes set forth below. The proposals are described in detail in the proxy statement for the Annual Meeting.

Proposal 1.

The election of nine directors to serve one-year terms.

Director’s Name	For	Withheld	Broker Non-Votes
J. Kevin Gilligan	14,740,743	238,396	915,459
Mark N. Greene	14,961,493	17,646	915,459
Jody G. Miller	14,964,372	14,767	915,459
Stephen G. Shank	14,953,006	26,133	915,459
Andrew M. Slavitt	14,767,610	211,529	915,459
David W. Smith	14,828,548	150,591	915,459
Jeffrey W. Taylor	14,767,964	211,175	915,459
Sandra E. Taylor	14,964,433	14,706	915,459
Darrell R. Tukua	14,961,390	17,749	915,459

Proposal 2.

Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

	For	Against	Abstain
Total Shares Voted	15,733,889	159,045	1,664

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: May 14, 2010	By	/s/ Gregory W. Thom
Gregory W. Thom
Vice President, General Counsel and Secretary